As filed with the Securities and Exchange Commission on April 27, 2018

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADMA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2590442
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

465 State Route 17
Ramsey, New Jersey	07446
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED ADMA BIOLOGICS, INC. 2014 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Adam S. Grossman
President and Chief Executive Officer	David C. Schwartz, Esq.
ADMA Biologics, Inc.	DLA Piper LLP (US)
465 State Route 17	51 John F. Kennedy Parkway, Suite 120
Ramsey, New Jersey 07446	Short Hills, New Jersey 07078
(201) 478-5552	(973) 520-2550
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	1,812,666	$4.97	$9,008,950.02	$1,122

(1)	1,812,666 shares of common stock, $0.0001 par value per share (“Common Stock”), of ADMA Biologics, Inc. (the “Registrant”) were automatically added to the shares authorized for issuance under the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), on January 1, 2018 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, on January 1 of each year through 2022, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to 4% of the outstanding shares of Common Stock as of the end of Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the board of directors of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of Common Stock which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Capital Market on April 24, 2018. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,812,666 shares of common stock, $0.0001 par value per share (the “Common Stock”), of ADMA Biologics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed the Registration Statements on Form S-8 (File Nos. 333-220058 and 333-204590) with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 2,000,000 shares of Common Stock that were authorized for issuance under the 2014 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 5,412,666 shares of Common Stock will be registered for issuance from time to time under the 2014 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8, File Nos. 333-220058 and 333-204590, filed with the Commission on August 18, 2017 and May 29, 2015, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by the Registrant with the Commission (File Nos. 333-220058 and 333-204590), with respect to securities offered pursuant to the Registrant’s Stock Incentive Plan are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 29, 2018;

(2)       The Registrant’s Current Reports on Form 8-K filed with the Commission on February 15, 2018, February 16, 2018 and April 24, 2018 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(3)       The description of Common Stock set forth in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on November 5, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1	Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on August 18, 2017).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2	Consent of CohnReznick LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on this 27th day of April, 2018.

ADMA Biologics, Inc. (Registrant)

By:	/s/ Adam S. Grossman
Name: Adam S. Grossman
Title: President and Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam S. Grossman and Brian Lenz, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (this “Registration Statement”) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Adam S. Grossman	President and Chief Executive Officer	April 27, 2018
Adam S. Grossman	(Principal Executive Officer)

/s/ Brian Lenz	Vice President and Chief Financial Officer	April 27, 2018
Brian Lenz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven A. Elms	Chairman of the Board of Directors	April 27, 2018
Steven A. Elms

/s/ Dr. Jerrold B. Grossman	Vice Chairman of the Board of Directors	April 27, 2018
Dr. Jerrold B. Grossman

/s/ Bryant E. Fong	Director	April 27, 2018
Bryant E. Fong

/s/ Dov A. Goldstein, M.D.	Director	April 27, 2018
Dov A. Goldstein, M.D.

/s/ Lawrence P. Guiheen	Director	April 27, 2018
Lawrence P. Guiheen

/s/ Eric I. Richman	Director	April 27, 2018
Eric I. Richman

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1	Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on August 18, 2017).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2	Consent of CohnReznick LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).